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                                                                      EXHIBIT 21



                                   AMGEN INC.


SUBSIDIARY                                                    STATE OF
(Name under which                                             INCORPORATION
subsidiary does business)                                     OR ORGANIZATION
-------------------------                                     ---------------
Immunex Corporation                                           Washington
Amgen Manufacturing, Limited                                  Bermuda